UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 7, 2012

D.R. Horton, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-14122	75-2386963
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

301 Commerce Street, Suite 500, Fort Worth, Texas 76102
(Address of principal executive offices)

Registrant’s telephone number, including area code: (817) 390-8200

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4

Item 1.01.	Entry into a Material Definitive Agreement.

Effective September 7, 2012, D.R. Horton, Inc. entered into a five-year, $125 million senior unsecured revolving Credit Agreement (the “Revolving Credit Facility”) with The Royal Bank of Scotland plc, serving as Administrative Agent, and as the initial lender as of the effective date. The description and terms of the Revolving Credit Facility provided herein are qualified in their entirety by reference to the full and complete terms contained in the Revolving Credit Facility, which is attached to this Form 8-K as Exhibit 10.1. Capitalized terms not defined herein are defined in the Revolving Credit Facility.

As of September 7, 2012, the Revolving Credit Facility has an Aggregate Revolving Credit Commitment of $125 million, which may be increased or decreased from time to time pursuant to the terms thereof. The Revolving Credit Facility also has an uncommitted $375 million accordion feature which could increase the aggregate commitment amount under the Revolving Credit Facility to $500 million, subject to certain conditions and availability of additional bank commitments. The Revolving Credit Facility also provides for the issuance of letters of credit with a sublimit equal to 50% of the revolving credit commitment, for an initial sublimit of $62.5 million. The pricing for outstanding commitments, borrowings and letters of credit under the Revolving Credit Facility is determined by a Pricing Schedule that is based on the Company’s Leverage Ratio. The Revolving Credit Facility matures on September 7, 2017.

The Revolving Credit Facility contains two financial covenants that currently require the Company to maintain a minimum Tangible Net Worth and a Leverage Ratio below a maximum level as described in Article VII of the Revolving Credit Facility. Outstanding loans under the Revolving Credit Facility are guaranteed by the Company’s wholly-owned subsidiaries listed as guarantors to the Revolving Credit Facility.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

All the information set forth above under Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

10.1	Credit Agreement, dated September 7, 2012 by and among D.R. Horton, Inc., The Royal Bank of Scotland plc, as administrative agent, and the Lender(s) named in the Revolving Credit Facility.

99.1	Press Release issued by D.R. Horton, Inc. dated September 7, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

D. R. Horton, Inc.

Date: September 7, 2012	By:	/s/ Bill W. Wheat
Bill W. Wheat
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Credit Agreement, dated September 7, 2012 by and among D.R. Horton, Inc., The Royal Bank of Scotland plc, as administrative agent, and the Lender(s) named in the Revolving Credit Facility.

99.1	Press Release dated September 7, 2012.